Exhibit 99.1

                 Comdial Reports Third Quarter 2004 Results;
                Announces Sequential Improvement in Operations

    SARASOTA, Fla., Nov. 15 /PRNewswire-FirstCall/ -- Comdial Corporation
(OTC Bulletin Board: CMDZ), a leading provider of communications solutions for small and midsize enterprises, today reported financial results for the quarter ended September 30, 2004. Net sales for the three months ended September 30, 2004 were $11.9 million compared to $12.5 million for the same period in 2003. Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the three months ended September 30, 2004 was $1.0 million compared to $1.3 million for the same period in 2003. Net loss for the three months ended September 30, 2004 was ($0.6) million, compared to ($0.8) million for the same period in 2003. (See "Supplemental Financial Information" section of this press release).

    Selected highlights for the third quarter include:

    * $2.5 million improvement (27 percent) in net sales versus the second quarter of 2004
    * $1.4 million improvement (43 percent) in gross margin versus the second quarter of 2004
    * $1.6 million improvement (262 percent) in EBITDA versus the second quarter of 2004
    * Recruitment of industry veteran, Steve Francis, as the Company's vice president of sales

    "We continue to be pleased with the sequential improvement in the Company's net sales, gross margin and EBITDA during 2004," stated Neil Lichtman, president and chief executive officer. "We remain focused on increasing our sales and controlling costs. Our continuing investment in R&D is reflected in the new product introductions we have made over the past few quarters and will continue in Q4. These new products squarely position Comdial as a strong competitor within the high growth IP telephony marketplace."
    Net sales for the nine months ended September 30, 2004 were $30.3 million compared to $37.8 million for the same period in 2003. EBITDA for the nine months ended September 30, 2004 was ($0.9) million compared to $3.3 million for the same period in 2003. Net loss for the nine months ended September 30, 2004 was ($5.2) million compared to net loss of ($3.1) million for the same period in 2003. (See "Supplemental Financial Information" section of this press release).
    The announcement includes disclosures of the Company's EBITDA (which is a non-GAAP financial measure) for certain periods with reconciliation to the comparable GAAP measure. EBITDA is calculated as earnings before interest, taxes, depreciation and amortization. Although EBITDA is a non-GAAP financial measure, it is used extensively by management as one of the primary metrics for evaluating operating performance. The Company believes it is also useful for investors to understand EBITDA and its trends as it provides a link between profitability and operating cash flow.

                               Comdial Corporation
               Condensed Consolidated Statements of Operations

                            Three Months Ended         Nine Months Ended
    In thousands,
     except per share           September 30,            September 30,
     amounts                 2004          2003        2004         2003

    Net sales              $11,913      $12,515      $30,289      $37,805
    Gross profit           $ 4,791       $4,822      $11,259      $14,382
    Operating (loss)
     income                  ($54)          $63     ($4,008)       ($703)
    Net loss                ($632)       ($752)     ($5,182)     ($3,143)
    Loss per share
                                  applicable to
     common stock:
     Basic                 ($0.07)      ($0.08)      ($0.57)      ($0.36)
     Diluted               ($0.07)      ($0.08)      ($0.57)      ($0.36)

    Weighted average common
     shares outstanding:
     Basic                   9,433        8,917        9,160        8,686
     Diluted                 9,433        8,917        9,160        8,686



                               Comdial Corporation
                            Condensed Balance Sheets

    In thousands                               September 30,   December 31,
                                                        2004           2003
    Current assets                                   $18,430        $13,014
    Long-term assets                                 $14,738        $14,662
    Total assets                                     $33,168        $27,676
    Current liabilities                              $11,339         $8,959
    Long-term liabilities                            $23,165        $24,116
    Stockholders' deficit                           ($1,336)       ($5,399)
    Total liabilities and stockholders' deficit      $33,168        $27,676


                               Comdial Corporation
                       Supplemental Financial Information
                           Non-GAAP Financial Measures

    In Thousands              Three Months Ended        Nine Months Ended
                                 September 30,            September 30,
                              2004         2003         2004         2003

    Net loss                ($632)       ($752)     ($5,182)     ($3,143)
    Long-lived asset
     impairment                $--         $ --          $--         $365
    Gain on sale of assets   ($78)         $ --        ($78)         ($3)
    Gain from lease
     renegotiation             $--         $ --       ($642)          $--

    Pro forma net loss      ($710)       ($752)     ($5,902)     ($2,781)
    Depreciation and
     amortization,
     including pension
     amortization           $1,024       $1,196      $ 3,128      $ 3,661
    Interest expense, cash    $348         $278         $935         $847
    Interest expense,
     non-cash (2)             $309         $538         $953      $ 1,608

    EBITDA (1)                $971       $1,260       ($886)      $ 3,335

    (1) Earnings before interest, taxes, depreciation and amortization
    (2) Represents amortization of deferred financing costs and debt discount

    About COMDIAL
    Comdial is a converged voice and data communications solutions provider with over 25 years of long-standing success as a leading brand. Focused on superior customer service and reliable communications solutions, Comdial is dedicated to producing best-in-class small to mid-sized enterprise communications products. Through innovative technology and flexibility, Comdial provides comprehensive Internet Protocol (IP) communications solutions tailored to meet each customer's evolving business needs. For more information about Comdial and its communications solutions, please visit the Comdial web site at http://www.comdial.com.

    Forward-Looking Statements
    This press release contains statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including Comdial Corporation's ability to obtain additional funding for its business should such funding become necessary, its ability to maintain market share and to grow in a very competitive market, its ability to develop technologically advanced products to keep pace with many competitors that are much larger and have significantly more resources than Comdial, market acceptance of new products it develops, lower than anticipated demand brought about by continued weakness in telecommunications spending, risk of dilution of the Company's stock from private placement investments including the financing that was completed in March 2004 and from the private placement that was completed in 2002 as well as any other private investments or public offerings that may occur from time to time, dependence on a relatively small number of large customers, ability to maintain necessary engineering, sales, marketing and other key staff members, the risks associated with the outsourcing of its manufacturing requirements, including international risk factors, its ability to achieve its operational goals and to generate positive cash flow, any unfavorable outcome of pending disputes or litigation, including, but not limited to intellectual property infringement claims that arise from time to time and the various other factors set forth from time to time in Comdial's filings with the SEC, including, but not limited to, Comdial's Form 10-K for the year ended December 31, 2003. Comdial Corporation undertakes no obligation to publicly update or revise the forward-looking statements made in this release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

SOURCE  Comdial Corporation
    -0-                             11/15/2004
    /CONTACT: Ken Clinebell, Chief Financial Officer, Comdial Corporation, +1-941-554-5000 ext. 1513/
    /Web site:  http://www.comdial.com/
    (CMDZ)

CO:  Comdial Corporation
ST:  Florida
IN:  OTC CPR TLS
SU:  ERN